UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE CHEMOURS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

IMPORTANT NOTICE TO CHEMOURS SHAREHOLDERS

THE APRIL 22 ANNUAL MEETING IS FAST APPROACHING—

WE URGE YOU TO VOTE NOW TO MAKE YOUR SHARES COUNT!

Your Board seeks your approval of Proposal 4 at the Annual Meeting, which would authorize the Company to make an important amendment to its Certificate of Incorporation that would ultimately provide all shareholders with more influence over Chemours’ future.

Proposal 4 requires approval by at least 80% of the outstanding shares. If you do not vote, it will have the same effect as a vote against Proposal 4. And, according to our latest records, your vote is not yet in the count!

To ensure that your shares are represented at the Annual Meeting,

please vote TODAY by telephone or via the Internet—

electronic voting is quick and easy!

If you received this letter by email, you may simply click on the “VOTE NOW” button in the accompanying email.

If you have any questions or need assistance in voting

your shares, please call our proxy solicitor, Innisfree, at:

1 (877) 750-8315 (TOLL-FREE from the U.S. and Canada)

or +1 (412) 232-3651 (from other countries)

WE URGE YOU TO BE A REASON THAT PROPOSAL 4 PASSES, NOT A REASON IT FAILS!

Thank you for your support.

April 14, 2025